Exhibit 10.3

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of March 15, 2011 (the “Amendment”) by and between ACORN ENERGY, INC., a Delaware corporation (with its successors and assigns, referred to as the “Corporation”) and JOHN A. MOORE hereinafter referred to as “Moore.”

Preliminary Statement

The Corporation and Moore previously entered into an Employment Agreement dated as of March 4, 2008 (the “Agreement”), and the Corporation and Moore hereby desire to amend the Agreement as set forth herein.

Agreement

Moore and the Corporation therefore agree as follows:

1.           Extension of Term.  The first sentence of Section 1, Commencement of Employment Term, is hereby amended to delete the phrase “third anniversary of the date hereof” and substitute in its place “the fourth anniversary of the date hereof.”

2.           Adjustment of Base Salary.  The first two sentences of Section 3(a) Compensation, Base Salary, are hereby amended to provide that effective November 1, 2010, Moore’s base salary shall be $300,000 per annum.

3.           Ratification.  Moore and the Corporation hereby ratify and confirm the terms of the Agreement as amended hereinabove.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

JOHN A. MOORE

ACORN ENERGY, INC.

By:
Joe B. Cogdell, Jr.
Vice President, General Counsel & Secretary

By:
Richard Giacco, Director on behalf
of the Board of Directors